Exhibit 23.1(b)

CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2 of our report dated March 17, 2000 on the financial statements of Energy Search, Incorporated (the "Company") for the years ended December 31, 1998 and December 31, 1999 included in the Company's annual report on Form 10-KSB for the year ended December 31, 1999. We also consent to the reference to our firm under the caption "Experts" in this document.

Plante & Moran, LLP By: /s/ Jonathan M. Chism Jonathan M. Chism, CPA

July 7, 2000
Grand Rapids, Michigan